Andrea Prochniak, Investors 212.756.4542 andrea.prochniak@alliancebernstein.com	Jonathan Freedman, Media 212.823.2687 jonathan.freedman@alliancebernstein.com

AB to Report Fourth Quarter 2017 Results on February 13, 2018
New York, NY, January 30, 2018 - AllianceBernstein L.P. and AllianceBernstein Holding L.P. (NYSE: AB) today announced that Fourth Quarter 2017 financial and operating results will be released on Tuesday, February 13, 2018. Management will conduct a teleconference call beginning at 8:00 am (ET), following the release of its financial results. The call will be hosted by Seth P. Bernstein, President & Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.
Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AB’s Investor Relations website at http://www.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the US, or (973) 935-8521 from outside the US, 10 minutes before the 8:00 am (ET) scheduled start time. The conference ID# is 8897166.
The presentation that will be reviewed during the conference call will be available on AB’s Investor Relations website shortly after the release of Fourth Quarter 2017 financial and operating results on February 13, 2018.
AB will be providing live updates via Twitter during the conference call. To access the tweets, follow AB on Twitter: @AB_insights.
A replay of the webcast will be made available beginning approximately one hour after the completion of the conference call on February 13, 2018 and will remain on AB’s website for one week. An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the US, or (404) 537-3406 from outside the US, and provide the conference ID#: 8897166.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
At December 31, 2017, AB Holding owned approximately 35.9% of the issued and outstanding AB Units and AXA, a worldwide leader in financial protection, owned an approximate 64.7% economic interest in AB.
Additional information about AB may be found on our website, www.alliancebernstein.com.

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